SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant   |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                      DIVERSIFIED CORPORATE RESOURCES, INC.
                (Name of Registrant as Specified in its Charter)

                                 M. TED DILLARD
                                  PRESIDENT AND
                           PRINCIPAL FINANCIAL OFFICER
                      DIVERSIFIED CORPORATE RESOURCES, INC.
                     12801 N. CENTRAL EXPRESSWAY, SUITE 350
                               DALLAS, TEXAS 75243
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|_|  $125 Per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i), or 14a-6(j)(2).
|_|  $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(3).
|_|  Fee computed on table below per Exchange act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4)  Proposed maximum aggregate value of transaction:

     * Set forth the amount on which the filing fee is calculated and state how it was determined.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:



CORPDAL:65243.4 28722-00003

                      DIVERSIFIED CORPORATE RESOURCES, INC.
                     12801 N. CENTRAL EXPRESSWAY, SUITE 350
                                DALLAS, TX 75243

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE ___, 1997

TO THE SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Diversified Corporate Resources, Inc. (the "Company") to be held at the Grand Kempinski Dallas, 15201 Dallas Parkway, Dallas, Texas 75248, at 10:00 a.m., June ___, 1997, for the following purposes:

1. To elect four directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

2.   To consider and  act  upon  a  proposal  to  approve  the  adoption  of the
     Diversified   Corporate  Resources,   Inc.  Amended   and   Restated   1996
     Nonqualified Stock Option Plan (the "1996 Plan").

3. To consider and act upon a proposal to amend the Company's articles of incorporation to effect a forward stock split or division of the Company's common stock, $.10 par value per share (the "Common Stock"), which will subdivide each share of Common Stock into two shares of Common Stock on the day of such forward stock split.

4. To ratify the Board of Directors' appointment of Coopers & Lybrand L.L.P., independent accountants, as the Company's independent auditors for the year ending December 31, 1997.

5. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     Holders of record of the Company's Common Stock at the close of business on April 20, 1997, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten (10) days prior to the Annual Meeting.

     You are cordially invited to attend the Annual Meeting; WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED FORM OF PROXY PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. Your proxy will be returned to you if you are present at the Annual Meeting and request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                                        By Order of the Board of Directors,


                                        M. TED DILLARD
                                        Secretary
Dallas, Texas
May ___, 1997

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



                      DIVERSIFIED CORPORATE RESOURCES, INC.
                     12801 N. CENTRAL EXPRESSWAY, SUITE 350
                               DALLAS, TEXAS 75243

                                 PROXY STATEMENT
                                       FOR
                       1997 ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE __, 1997


                      ------------------------------------



                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed form of proxy is solicited by the Board of Directors of Diversified Corporate Resources, Inc. (the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and at any adjournment(s) thereof. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE.

     The executive offices of the Company are located at, and the mailing address of the Company is, 12801 North Central Expressway, Suite 350, Dallas, Texas 75243.

     Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

     This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about June ___, 1997. The Company's Annual Report, including Form 10-K, is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at the Company's principal executive offices or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until such notice has been received by the Company at or before the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     In addition to the solicitation of proxies by use of the mail, directors, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such directors, officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of Common Stock, par value $.10 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

     The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of Common Stock, and other costs of solicitation, are to be borne by the Company.



CORPDAL:65243.4 28722-00003
                                                         1

                      VOTING SECURITIES OUTSTANDING; QUORUM

     The record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting was the close of business on April 20, 1997 (the "Record Date"). At the close of business on the Record Date there were 1,635,312 shares of Common Stock issued and outstanding, each of which is entitled to one vote on all matters properly brought before the Annual Meeting. There are no cumulative voting rights.

     The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are treated as present at the Annual Meeting and are therefore counted to determine a quorum. If a quorum is not present, the shareholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the meeting from time to time, without notice other than an adjournment at the Annual Meeting, until a quorum is present or represented. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them for such an adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     Assuming the presence of a quorum,  the affirmative  vote of the holders of
(i) a plurality of the shares of Common Stock represented and voting at the Annual Meeting is required for the election of directors, (ii) a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the adoption of the Company's Amended and Restated 1996 Nonqualified Stock Option Plan (the "1996 Plan"), (iii) two-thirds of the outstanding shares of Common Stock entitled to vote thereon are required to approve the proposal to amend the Company's articles of incorporation to effect the forward stock split or division of the Company's Common Stock (the "forward split"); and (iv) a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants for the Company for the fiscal year ending December 31, 1997.

     Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors, the approval of the adoption of the 1996 Plan or the other proposals. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.




CORPDAL:65243.4 28722-00003
                                                         2

            PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 20, 1997, by (i) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock; (ii) each of the Company's directors; (iii) each of the executive officers named in the Summary Compensation Table below; and (iv) all directors and executive officers of the Company as a group. The address of each person listed below is 12801 N. Central Expressway, Suite 350, Dallas, Texas 75243, unless otherwise indicated.


                                                                                       SHARES BENEFICIALLY
                                                                                           OWNED(1)(2)
                                                                                 --------------------------------
Name and Address of Beneficial Owner                                                      Number       Percent
USFG-DHRG L.P. No. 2, Inc.......................................................         899,2003      55.0%
12801 N. Central Expwy, Ste. 260
Dallas, TX 75243
J. Michael Moore................................................................       1,026,7004      58.2%
Gary K. Steeds..................................................................          93,5005       5.7%
Donald R. Ditto, Sr.............................................................         125,0006       7.6%
Donald A. Bailey................................................................          84,6007       5.0%
D&H Partners, L.P.,
a Delaware limited partnership..................................................         255,7008      15.6%
M. Ted Dillard .................................................................         102,5009       5.9%
Samuel E. Hunter................................................................          2,50010         *
All directors and executive officers as a group
     (6 persons)1, 2, 4, 7,  9, 10..............................................        1,216,300      63.3%


     *   Represents less than 1% of outstanding Common Stock.

     1. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below and subject to applicable community property laws.

     2. Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 1,635,312 shares of Common Stock issued and outstanding on the Record Date. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

     3. The 899,200 shares (the "Shares") were originally comprised of two blocks of shares, including 255,700 shares (the "D&H Shares") previously owned by D&H Partners, L.P., a Delaware limited partnership ("D&H"). Beneficial ownership of the Shares was ultimately acquired by USFG-DHRG L.P. No. 2, Inc. (the "Controlling Shareholder") from Ditto Properties Co. ("DPC") as a result of a series of transactions culminating in March of 1993. DPC has since filed a lawsuit against the Controlling Shareholder (the "Litigation") in which it is claiming, among other things, that its sale of the Shares to the Controlling Shareholder in March 1993 pursuant to a stock purchase agreement should be rescinded. DPC has also filed a Schedule 13D (the "Schedule 13D") claiming that it is the beneficial owner of the Shares based on a successful outcome of DPC's recision claim. See the Company's Annual Report, including Form 10-K, enclosed herewith. Item 3.


CORPDAL:65243.4 28722-00003
                                                         3

     With respect to the Litigation, and based upon the opinion of the Controlling Shareholder's counsel, the Controlling Shareholder has informed the Company that it believes that (i) the likelihood of recision being granted on DPC's recision claims is remote, (ii) the Controlling Shareholder is currently subject to a Temporary Restraining Order ("TRO") issued by the court in the Litigation which enjoins the Controlling Shareholder from transferring the Shares, (iii) the Controlling Shareholder retains sole voting power over the Shares, subject to the rights of D&H set forth below and in note 8, (iv) an agreement was reached by the parties which will allow the Controlling Shareholder to sell, transfer and pledge the Shares and extinguish the TRO, which has been approved by the court in the Litigation (the "Agreed Temporary Order"), but that the provisions of the Agreed Temporary Order regarding the Shares are only effective at such time as the Controlling Shareholder deposits either the certificates representing the Shares that it has in its possession or $1,500,000 with the Special Master appointed by the court, whereupon the TRO will automatically be dissolved and the Agreed Temporary Order will become effective, and (v) upon the Controlling Shareholder depositing $1,500,000 with the Special Master appointed by the court, the Controlling Shareholder will then be able to vote or transfer the Shares, subject to the rights of D&H set forth below and in note 8. The D&H Shares are still registered in the name of D&H and are subject to a purchase price promissory note (the "Promissory Note") and security agreement (the "Security Agreement") pursuant to which the D&H Shares are pledged as collateral. Although the Promissory Note is currently in default, D&H is not pursuing foreclosure of the D&H Shares at this time. With respect to the D&H Shares, therefore, D&H now possesses voting power and D&H and the Controlling Shareholder jointly hold investment power (subject to the TRO and the Agreed Temporary Order). D&H has transferred the voting power over the D&H Shares and has appointed the Controlling Shareholder its proxy with respect to the D&H Shares until December 31, 1997.

     4. Includes the Shares beneficially owned by the Controlling Shareholder (as J. Michael Moore owns all of the capital stock of the Controlling Shareholder) as described above in note 3, and 127,500 shares of Common Stock issuable upon exercise of options within 60 days.

     5. The address of Mr. Steeds is 5528 Inverrary, Dallas, Texas 85287. The Company is currently contesting Mr. Steeds ownership of these shares.

     6. Does not include the alleged beneficial ownership of the Shares discussed above in note 3. Although DPC has asserted in the Litigation and in the Schedule 13D discussed above in note 3 that Donald R. Ditto, Sr. is the beneficial owner of the Shares (as manager of DPC) by virtue of such claims for recision, based upon the opinion of the Controlling Shareholder's counsel, the Controlling Shareholder has informed the Company that it believes that the likelihood of recision being granted on such claim is remote. The Company is also currently contesting Mr. Ditto's ownership of 100,000 of the shares listed in the above table.
The address of Mr. Ditto is Route 2, Box 21633, Winnsboro, Texas 75494.

     7. Includes 52,500 shares of Common Stock issuable upon the exercise of options within 60 days. Does not include the D&H Shares, which are beneficially owned by the Controlling Shareholder and which are subject to the Security Agreement granting D&H, of which Donald A. Bailey is a partner, a security interest in such shares. See discussion below in note 8 for further information as to the beneficial ownership of the D&H Shares. The address of Mr. Bailey is 2351 W. Northwest Highway, Suite 3120, Dallas, Texas 75220.

     8. As discussed above in note 3, the D&H Shares are registered in the name of D&H. The Promissory Note and the Security Agreement were originally entered into between USFG/DHRG #1 Ltd. ("No. 1") and D&H when No. 1 purchased such shares from D&H. Subsequent transactions (some of which are the subject of the Litigation discussed above in note 3), including the signing of a "Renewal, Extension and Modification of Promissory Note" (the "Renewal") by the Controlling Shareholder have transferred beneficial ownership of the D&H Shares, and the obligation to pay for them, to the Controlling Shareholder. At this time both the Promissory Note and the Renewal are in default. At this time, however, D&H has not attempted to foreclose on its security interest in the D&H Shares. Therefore, although D&H currently possesses voting power with respect to the D&H Shares, D&H and the Controlling Shareholder jointly hold investment power (subject to the TRO and the Agreed Temporary Order discussed above in note 3). D&H has transferred the voting power over the D&H Shares and has appointed the Controlling Shareholder its proxy with respect to the D&H Shares until December 31, 1997.

     9. Includes 102,500 shares of Common Stock issuable upon the exercise of options within 60 days.

CORPDAL:65243.4 28722-00003

     10. Includes 2,500 shares of Common Stock issuable upon the exercise of options within 60 days. The address of Mr. Hunter is 55 Broadway, 10th Floor, New York, NY 10006.



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                                                         5

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Company's Bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one. At a meeting of the Board of Directors on April 10, 1997, the number of directors comprising the Board of Directors for the ensuing year was set at four.

     The Board of Directors has nominated for directors the four individuals named below to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders, or until his successor has been duly elected and has qualified. All of the nominees are currently directors of the Company. Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the following named nominees for the offices of directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified. Information regarding each nominee is set forth in the table and text below.

                                                                              PRESENT
                                                                          OFFICE(S) HELD                    DIRECTOR
                    NOMINEE                         AGE                   IN THE COMPANY                     SINCE
                    -------                         ---                   --------------                    ------
J. Michael Moore..............................      50                  Chairman and Chief                    1991
                                                                         Executive Officer
M. Ted Dillard................................      44               President, Secretary and                 1991
                                                                             Treasurer
Donald A. Bailey..............................      54                         None                           1991
Samuel E. Hunter .............................      62                         None                           1997


     J. MICHAEL MOORE has served as the Chairman of the Board of Directors of the Company since May 1991. Mr. Moore has served as Chief Executive Officer of the Company since May 1993. He has been President and Chief Executive Officer of United States Funding Group, Inc. a Texas corporation ("USFG"), since 1986 USFG has been involved in acquiring, from the Resolution Trust Corporation and the Federal Deposit Insurance Corporation, real estate and notes secured primarily by real estate, located within the United States. Mr. Moore is the sole shareholder of USFG-DHRG L.P. No. 2, Inc., a Texas corporation. See "Principal Shareholders and Stock Ownership of Management."

     M. TED DILLARD has served on the Board of Directors of the Company since August 1991. Mr. Dillard has served as President of the Company since October 1996. Prior to that he was the Chief Financial Officer of the Company from January 1994 to October 1996. He has been Secretary and Treasurer of the Company since January 1994, and was Controller of the Company from June 1990 to January 1994. Mr. Dillard is also President of Preferred Funding Corporation, a wholly-owned subsidiary of the Company. Mr. Dillard is a Certified Public Accountant, Certified Management Accountant and Certified Financial Planner.

     DONALD A. BAILEY has served on the Board of Directors of the Company since May 1991. Since 1989 Mr. Bailey has been the President of Bailey Capital Group, Ltd., an investment banking concern, and Diamond Bay Securities Corp., a registered NASD broker dealer. From January 1993 until January 1994, Mr. Bailey was acting President of the Company. Since September 1993, Mr. Bailey has been President of Human Resources Corporation, an employee leasing concern. Mr. Bailey is also engaged in various other business activities.

     SAMUEL E. HUNTER was elected to the Board of Directors of the Company on February 28, 1997, by unanimous vote of the Board of Directors. Since 1993, Mr. Hunter has served as managing director for equities trading for Ormes Capital Markets, Inc. in New York City. From 1989 to 1993 he served as managing director of Invemed Associates in New York City. From 1986 to 1989 he served as a senior vice president of Drexel Burnham Lambert, Inc. Mr. Hunter is also engaged in various other business activities.

     None of the nominees is related to any other nominee or to any executive officer or director of the Company by blood, marriage or adoption (except relationships, if any, more remote than first cousin).

CORPDAL:65243.4 28722-00003
                                                         6

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE FOUR NOMINEES.


                        BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held three regularly scheduled meetings during the year ended December 31, 1996. In addition, the Board of Directors acted one time by unanimous written consent during the year ended December 31, 1996. During the year ended December 31, 1996, all persons who were directors of the Company during that time attended 100% of the total number of meetings of the Board of Directors.

     Working committees of the Board include the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

     Audit Committee. The Company established an Audit Committee on April 10, 1997, consisting of Messrs. Bailey and Hunter. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     Compensation Committee. The Company established a Compensation Committee on April 10, 1997, consisting of Messrs. Bailey and Hunter. The Compensation Committee will determine the compensation of the Company's executive officers.

     Other Committees. The Board of Directors may establish other committees as deemed necessary or appropriate from time to time, including, but not limited to, an Executive Committee of the Board of Directors.

DIRECTOR COMPENSATION

     Non-employee members of the Board of Directors currently receive $1,000 for each Directors' meeting attended. Members of the Board of Directors who are also employees of the Company currently receive $500 for each Directors' meeting attended. As of the year ended December 31, 1996, $5,500 of such Directors' fees owed to Messrs. Moore ($500), Bailey ($3,000) and Dillard ($2,000), respectively, had been accrued but not paid for 1996 and 1995.

     The compensation of employee Directors of the Company is discussed at "Executive Compensation" below.




CORPDAL:65243.4 28722-00003
                                                         7

                             EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers (the "Named Executive Officers"):


                                            SUMMARY COMPENSATION TABLE


                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                    ANNUAL COMPENSATION                    AWARDS
                                                    -------------------                 ------------
                                                                                         SECURITIES
                                                                    OTHER ANNUAL         UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR        SALARY($)    BONUS ($)   COMPENSATION ($)(1)  OPTIONS/SARS (#)(2)  COMPENSATION($)
---------------------------  ----        ---------    ---------   -------------------  -------------------  ---------------
J. Michael Moore...........  1996         $117,000      $37,585             $  1,500             155,000        $        -
  Chairman and Chief         1995           87,000        7,996                1,000              50,000                 -
    Executive Officer        1994           63,000            -                    -                   -                 -
M. Ted Dillard.............  1996         $111,314      $27,216             $  1,500             105,000        $        -
  President, Secretary       1995           78,000        2,962                1,000              50,000                 -
    and Treasurer            1994           63,000            -                    -                   -                 -
Anthony J. Bruno(3)........  1996         $ 56,625       $6,480              $47,500                   -        $        -
  President Management       1995                -            -               49,305                   -                 -
    Alliance Corporation     1994                -            -                    -                   -                 -
James L. Woo(4)............  1996          $96,000      $13,188             $      -                   -        $        -
  Executive Vice-President   1995           81,000            -                    -                   -                 -
    Management Alliance      1994           59,340       10,961                    -                   -                 -
    Corporation



     (1) Includes perquisites and other personal benefits if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. Includes directors fees for each of Mr. Moore and Mr. Dillard of $1,500 and $1,000 in 1996 and 1995, respectively.

     (2) All options granted in 1996 were granted pursuant to the 1996 Plan.

     (3) Mr. Bruno became a full-time consultant of the Company in June 1995. Mr. Bruno was named President of Management Alliance Corporation, a wholly-owned subsidiary of the Company, in August 1996. Amounts shown under Other Annual Compensation reflect amounts paid to Mr. Bruno in his capacity as a full-time consultant.

     (4) Mr. Woo became the Executive Vice-President of Management Alliance Corporation, a wholly-owned subsidiary of the Company, in August 1996.





CORPDAL:65243.4 28722-00003
                                                         8

STOCK OPTION GRANTS DURING 1996

     The following table provides information with respect to the Named Executive Officers concerning the grant of options to acquire Common Stock in 1996.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                 POTENTIAL REALIZABLE
                                                                                               VALUE OF ASSUMED ANNUAL
                                                                                                 RATES OF STOCK PRICE
                                                   INDIVIDUAL GRANTS                        APPRECIATION FOR OPTION TERM(2)
                              -----------------------------------------------------------   ------------------------------
                                                % OF TOTAL
                                 NUMBER OF     OPTIONS/SARS
                                SECURITIES      GRANTED TO
                                UNDERLYING       EMPLOYEES       EXERCISE
                               OPTIONS/SARS         IN           OR BASE      EXPIRATION
            NAME              GRANTED (#)(1)    FISCAL YEAR    PRICE ($/SH)      DATE          5% ($)          10% ($)
            ----              --------------    -----------    ------------     ------         ------          -------
J. Michael Moore ............      155,000           59.6%          (3)       12-31-01         $ 53,475        $119,970
M. Ted Dillard...............      105,000           40.4%          (4)       12-31-01         $ 36,225        $ 81,270
Anthony J. Bruno.............            -              -            -            -                -               -
James L. Woo.................            -              -            -            -                -               -


         (1) All of the options granted to Named Executive Officers in 1996 were granted pursuant to the 1996 Plan. For a more detailed discussion of the terms and conditions governing options granted under the 1996 Plan, see "Proposal to Adopt the Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan."

         (2) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the Securities and Exchange Commission ("SEC") and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock. The Board of Directors determined that the market value for the Common Stock on the date of grant was equal to $2.50 per share, based on the limited liquidity of the Common Stock.

         (3) The options are immediately exercisable for 77,500 shares of Common Stock at an exercise price of $2.50 per share. Subject to Mr. Moore being an officer or director of the Company on the relevant dates, the remaining options will become exercisable on the following dates, in the following amounts, and for the following exercise prices: (a) December 31, 1997, 46,500 shares of Common Stock, $4.00 per share; and (b) December 31, 1998, 31,000 shares of Common Stock, the lesser of $8.00 per share or the price per share at which the Company first effectuates a public sale of its Common Stock in 1997 or 1998 using an investment banking firm chosen by the Board of Directors.

         (4) The options are immediately exercisable for 52,500 shares of Common Stock at an exercise price of $2.50 per share. Subject to Mr. Dillard being an officer or director of the Company on the relevant dates, the remaining options will become exercisable on the following dates, in the following amounts, and for the following exercise prices: (a) December 31, 1997, 31,500 shares of Common Stock, $4.00 per share; and (b) December 31, 1998, 21,000 shares of Common Stock, the lesser of $8.00 per share or the price per share at which the Company first effectuates a public sale of its Common Stock in 1997 or 1998 using an investment banking firm chosen by the Board of Directors.




CORPDAL:65243.4 28722-00003
                                                         9

AGGREGATED STOCK OPTION/SAR EXERCISES DURING 1996 AND STOCK OPTION/SAR VALUES AS
                              OF DECEMBER 31, 1996

         The following table sets forth information with respect to the Chief Executive Officer and the Named Executive Officers concerning the exercise of options during 1996 and unexercised options held as of December 31, 1996:

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES



                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                               OPTIONS/SARS AT FISCAL        IN-THE-MONEY OPTIONS/SARS
                                                                   YEAR END (#)(1)         AT FISCAL YEAR END ($)(1)(2)
                               SHARES                          ----------------------      ----------------------------
                            ACQUIRED ON        VALUE                EXERCISABLE/                   EXERCISABLE/
          NAME              EXERCISE (#)    REALIZED ($)           UNEXERCISABLE                  UNEXERCISABLE
          ----              ------------    ------------           -------------                  -------------
J. Michael Moore.........             -    $         -            127,500/77,500                  $100,000/$0
M. Ted Dillard...........             -              -            102,500/52,500                  $100,000/$0
Anthony J. Bruno.........             -              -                  -                              -
James L. Woo.............             -              -                  -                              -

         (1) The amounts under the headings entitled "Exercisable" reflect vested options as of December 31, 1996 and the amounts under the headings entitled "Unexercisable" reflect options that have not vested as of December 31, 1996.

         (2) Values stated are pre-tax and net of cost. The Board of Directors determined that the market value for the Common Stock on December 31, 1996 was equal to 2.50 per share, based on the limited liquidity of the Common Stock.



CORPDAL:65243.4 28722-00003
                                                        10

       REPORT FROM THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION

         General. The Board of Directors determines the compensation of executive officers. The compensation paid executive officers is based primarily on three elements: (i) base salary, (ii) annual incentives, such as bonuses, and
(iii) long-term equity-based incentives, primarily stock options. The goal is to pay compensation comparable to similarly sized corporations, giving regard to relative performance, and to tie annual incentives and long-term equity-based incentives to corporate performance. The return to shareholders in the form of dividends or price appreciation is also considered to be equally important in determining the total compensation of executive officers.

         In 1996, the Board of Directors took note of the improvement in sales, net income and stock price of the Company. As a result of these factors, the Board of Directors increased the annual base salary of the Chief Executive Officer from $87,000 in 1995 to $117,000 in 1996, and awarded a bonus of $37,585 to the Chief Executive Officer in 1996. In addition, the Board of Directors determined to grant the Chief Executive Officer options for 155,000 shares of Common Stock, as described under "Stock Option Grants During 1996." The Board of Directors has determined that a further increase in the Chief Executive
Officer's compensation is warranted in 1997 as a result of the continued improvement in the performance of the Company. Accordingly, the Board of Directors has (i) increased the annual salary of the Chief Executive Officer to $150,000 in 1997 and (ii) entered into an employment contract with the Chief Executive Officer with a term of three years. See "Employment Contracts."

         The Board of Directors also reviewed the compensation paid to the President of the Company. As a result of the above mentioned improvements in sales, net income and stock price, the Board of Directors determined that the compensation of the President should be adjusted. The Board of Directors increased the annual base salary of the President from $78,000 in 1995 to $111,314 in 1996, and awarded a bonus of $27,216 to the President in 1996. In addition, the Board of Directors determined to grant the President options for 105,000 shares of Common Stock, as described under "Stock Option Grants During 1996." The Board of Directors has determined that a further increase in the President's compensation is warranted in 1997 as a result of the continued improvement in the performance of the Company. Accordingly, the Board of Directors has (i) increased the annual salary of the President to $125,000 in 1997 and (ii) entered into an employment contract with the President with a term of three years. See "Employment Contracts."

         Beginning in 1997, a Compensation Committee consisting of the non-employee directors was formed. The non-employee directors are Donald A. Bailey and Samuel E. Hunter. In the future, it will be the responsibility of this Compensation Committee to set the salaries of the Chief Executive Officer, President and other executive officers of the Company.

         Omnibus  Budget   Reconciliation   Act  of  1993.  The  Omnibus  Budget
Reconciliation Act of 1993 added Section 162(m) ("Section 162(m)") to the Internal Revenue Code (the "Code"). With certain exceptions, beginning with the taxable year commencing January 1, 1994, Section 162(m) will prevent publicly held corporations, including the Company, from taking a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and the three other persons named in the Summary Compensation Table in this Proxy Statement. For purposes of Section 162(m), this limitation will apply to the tax year in which the Company would otherwise take the deduction. For nonqualified stock options the deduction is normally taken in the year the option is exercised. However, Section 162(m) will not apply to limit the deductibility of performance-based compensation exceeding $1 million if (i) paid solely upon attainment of one or more performance goals, (ii) paid pursuant to a performance-based compensation plan adopted by the Compensation Committee, and
(iii) the terms of the plan are approved by the shareholders before payment of the compensation.

         The Board of Directors has reviewed the Company's compensation plans with regard to the deduction limitation contained in Section 162(m). The Board believes that option grants under the 1996 Plan (the "1996 Options") do not meet the requirements of Section 162(m) to be considered performance-based compensation. Therefore, Section 162(m) could limit the Company's deduction in any tax year in which either recipient of the 1996 Options exercises some or all of their 1996 Options and such recipient's total compensation, including the value of the exercised options, exceeds $1 million in that taxable year.

         Furthermore, the Board of Directors has decided for the present not to alter the Company's other compensation plans to meet the deductibility requirements of the regulations promulgated under the Code. The Board of Directors will continue to review the issue and its determination under the regulations under Section 162(m) and monitor whether the Company's compensation plans should be amended in the future to meet the deductibility requirements.

CORPDAL:65243.4 28722-00003
                                                        11

                                J. Michael Moore
                                 M. Ted Dillard
                                Donald A. Bailey



CORPDAL:65243.4 28722-00003
                                                        12

EMPLOYMENT CONTRACTS

         The Company has entered into employment agreements with Messrs. Moore and Dillard which provide that: (i) compensation payable to Mr. Moore and Mr. Dillard be not less than $150,000 per annum and $125,000 per annum, respectively; (ii) the term of employment for each shall be for three years commencing January 1, 1997; (iii) Mr. Moore shall be the Chief Executive Officer of the Company and shall report to the Board of Directors of the Company; (iv) Mr. Dillard shall be the President of the Company and shall report to Mr. Moore; and (v) both individuals shall have the right to participate in all of the benefit, bonus and incentive compensation plans of the Company and its subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1996, no executive officer of the Company served as a director, or member of the Compensation Committee, of another entity whose executive officers served as a director, or on the Compensation Committee, of the Company.




CORPDAL:65243.4 28722-00003
                                                        13

                            COMPARATIVE TOTAL RETURNS

PERFORMANCE GRAPH

         The following Performance Graph shows the changes over the five year period from December 31, 1991 to December 31, 1996 in the value of $1,000 invested in: (1) the Company's Common Stock, (2) the Russell 2000 Index, and (3) the Common Stock of the Peer Group (as defined below) of companies, whose returns represent the arithmetic average for such companies and includes such companies in such average only during the years that any of such companies were publicly traded. The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment with dividends on the respective ex- dividend dates. The change in the Company's performance for the year ended December 31, 1996, results from the price of the Company's Common Stock increasing from $0.25 per share at December 31, 1995 to $3.25 per share at December 31, 1996. Management believes that the Company's Common Stock is somewhat illiquid due to a limited public float. The Peer Group consists of the following companies whose businesses, taken as a whole, resemble the Company's activities: Alternative Resources Corp., Data Processing Resources Corp., General Employment Enterprises, Inc., RCM Technologies, Inc., Romac International, Inc., SCB Computer Technology, Inc., and Source Services, Inc.


                               [GRAPHIC OMITTED]


This graph above assumes $1,000 invested on December 31, 1991 in the Common Stock of the Company, the Russell 2000 Index and the Peer Group, and was plotted using the following data:


                              31-Dec-91        31-Dec-92        31-Dec-93          31-Dec-94        31-Dec-95     31-Dec-96
                              ---------        ---------        ---------          ---------        ---------     ---------
Russell 2000                    $1,000          $1,160            $1,190            $1,390           $1,660         $ 1,910
DCRI                            $1,000          $1,520            $  520            $  520           $1,000         $13,000
Peer Group                      $1,000          $  960            $  920            $2,270           $1,810         $ 2,070


CORPDAL:65243.4 28722-00003
                                                        14

Certain Relationships and Related Transactions


         During 1996 and 1995, the Company paid various expenses on behalf of Mr. Moore or various entities that he controls in the amount of approximately $160,000 and $25,000, respectively. Of the $160,000 in 1996, approximately $105,000 (which represents approximately 50% of the total legal expense) relates to litigation defense associated with a lawsuit with Ditto Properties., Inc., in connection with the Company being named therein as garnishee. See the Annual Report, including Form 10-K, enclosed herewith. Item 3. Mr. Moore has agreed to reimburse the Company for advancing such litigation expenses and has executed a note to the Company. The note has a six month maturity and is expected to be repaid during 1997. The Company has reflected such note in notes receivable and prepaid expenses and other current assets for 1996 and prepaid expenses and other current assets in 1995 in the Consolidated Balance Sheets. Mr. Moore has also agreed to reimburse the Company for such other amounts advanced, pursuant to a note by which the outstanding amount bears interest at 10% and is payable in monthly payments over 36 months.

         During January 1995, the Company entered into a joint venture agreement with CFS, Inc., for the purpose of providing personnel services to certain businesses requiring minority suppliers and others. CSF, Inc. is a minority operated corporation, which because of its status, supplies services to clients requiring a certain portion of its business to be allocated to minority owned and operated vendors. The Company provides CSF, Inc. with personnel and contract labor on a subcontractor basis. Laurie Moore, the wife of J. Michael Moore, the Chief Executive Officer and Chairman of the Board of the Company, owned 49% of CFS, Inc. The majority shareholder of CFS, Inc. purchased the 49% ownership interest of Ms. Moore, pursuant to a transaction which was made effective retroactive to January 1, 1995. Ms. Moore received no monetary gain on her investment in CFS, Inc. or on this transaction. The Company has a 49% ownership interest in the joint venture and is allocated 65% of the net income or loss resulting from the joint venture operations. The joint venture had assets of $150,000 and a debt of $291,000 owed to the Company at December 31, 1996. The joint venture recorded net losses for the years ended December 31, 1996 and 1995, respectively of $139,000 and $74,000. Accordingly, the Company recognized $90,000 and $48,000, respectively, in losses from joint venture operations in the consolidated Statement of Operations for the years ended December 31, 1996 and 1995.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and NASDAQ National Market. Officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed.

         Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under
Section 16(a) applicable to its officers, directors and 10% Stockholders were timely. However, Messrs. Moore, Dillard and Bailey did not file their respective Form 3's in 1991; Messrs. Moore, Dillard and Bailey did not file their respective Form 4's for the grant of certain options in 1995; Mr. Moore did not file his Form 4 regarding the acquisition of beneficial ownership of certain shares of common stock in 1993; Messrs. Moore, Dillard, Bailey and Hunter did not file their respective Form 4's for the grant of certain options in 1996; Messrs. Moore, Dillard, Bailey and Hunter have not filed any Form 5's and Mr. Hunter filed his Form 3 late. The Company is presently attempting to bring these filings current.





CORPDAL:65243.4 28722-00003
                                                        15

        PROPOSAL TO ADOPT THE DIVERSIFIED CORPORATE RESOURCES, INC. 1996
               AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN
                                  (PROPOSAL 2)


GENERAL

         The Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors on December 27, 1996 and ratified on April 10, 1997. The 1996 Plan terminates on December 27, 2006. The purpose of the 1996 Plan is to enable the Company to obtain and retain the services of the types of employees, officers and directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

         The Company intends to register the shares of Common Stock issuable under the 1996 Plan under the Securities Act of 1993, as amended (the "1933 Act"). Shares issued upon exercise of options after the effective date of such registration could immediately be sold in the open market subject, in the case of affiliates (as defined in Rule 144 under the 1933 Act), to compliance with the provisions of Rule 144 other than the holding period requirement.

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting in person or represented by proxy and entitled to vote thereon is necessary in order to approve the adoption of the 1996 Plan. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be voted in favor of such approval. The Controlling Shareholder has informed the Company of its intention to vote its shares in favor of this proposal. As a consequence of this, the approval and adoption of the 1996 Plan will be effected.

DESCRIPTION OF THE COMPANY'S 1996 PLAN

         A copy of the 1996 Plan is attached to this Proxy  statement as Exhibit
A. A summary of the principal provisions of the 1996 Plan is set forth below:

         Options granted under the 1996 Plan will be stock options not intended to qualify for incentive stock option treatment ("Non-Qualified Stock Options" or "Options"). The 1996 Plan is not required to be qualified under Section 401(a) of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

ELIGIBILITY AND PARTICIPATION

         Under the 1996 Plan, Non-Qualified Stock Options may be granted to employees (including officers and directors) of the Company or a parent or subsidiary of the Company (approximately ______ persons at March 31, 1997).

ADMINISTRATION

         The 1996 Plan is administered by the Compensation Committee of the Company or, in the absence of a Compensation Committee, by a committee composed of one or more officers of the Company selected by the Board of Directors. Subject to the provisions of the 1996 Plan, the Committee has authority to determine all terms and provisions under which Options are granted pursuant to the 1996 Plan, including, without limitation, (i) the number of shares subject to each Option, (ii) when the Option becomes exercisable, (iii) the vesting schedule for each grant, (iv) the exercise price and (v) the duration of the Option, which cannot exceed ten years.

TRANSFERABILITY; TERMINATION OF EMPLOYMENT

         An Option granted under the 1996 Plan is not transferable by the optionee except by will or by the laws of descent and distribution and is exercisable during the lifetime of the optionee only while the optionee is in the employ of the Company or within specified periods of time after termination of employment.

VESTING

         The 1996 Plan does not impose any specific vesting requirements.

CORPDAL:65243.4 28722-00003
                                                        16

AMENDMENT

         The 1996 Plan provides that the Board may amend the 1996 Plan at any time in such respect as the Board of Directors may deem desirable; provided that the following amendments shall require approval by the holders of a majority of the shares represented at a meeting of shareholders for which a quorum is present: (i) to materially increase the aggregate number of shares eligible for issuance under the 1996 Plan; (ii) to materially increase the benefits accruing to participants under the 1996 Plan; or (iii) to materially modify the requirements for eligibility under the 1996 Plan. The 1996 Plan was amended on May ____, 1997, to clarify the eligibility of directors under the 1996 Plan and several minor operational aspects of the 1996 Plan. These changes have been incorporated into the amended and restated version of the 1996 Plan attached hereto as Exhibit A.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of participation in the 1996 Plan is only a summary and does not purport to be complete, and differences in individual optionees' financial situations may cause federal, state and local income tax consequences of participation in the 1996 Plan to vary.

         An optionee will not recognize any income upon the grant of a Non-Qualified Stock Option. Upon exercise of the Non-Qualified Stock Option, the amount by which the fair market value of the shares transferred ("Non-Qualified Option Shares") at the time of exercise exceeds the exercise price must be treated as ordinary income received by the optionee.

         If an optionee exercises a Non-Qualified Stock Option by paying the exercise price with shares of Common Stock, the optionee will be treated as having made a nontaxable exchange of the number of shares transferred for an equal number of shares received (the "Exchange Stock"). The basis and holding period of the Exchange Stock will be the same as the basis and holding period of the stock transferred. The fair market value of all shares received in excess of the Exchange Stock (the "Excess Stock") are treated as compensation income to the optionee, and the Company generally will have a corresponding deduction to the extent the amount constitutes an ordinary and necessary business expense and is not disallowed by Section 162(m). The Excess Stock has a basis equal to the amount included in the optionee's compensation income and a holding period that begins on the date the Non-Qualified Stock Option is exercised.

         The Company generally will be entitled to deduct the amount that the optionee is required to treat as ordinary income in the Company's taxable year that ends with or within the taxable year in which the optionee recognizes such income, to the extent such amount constitutes an ordinary and necessary business expense and is not disallowed under Section 162(m).

         Upon a taxable disposition of Non-Qualified Option Shares, any amount received by the optionee in excess of the sum of (i) the exercise price and (ii) any amount includable in income with respect to the exercise of such Non-Qualified Stock Option, will generally be treated as long-term or short-term capital gain, depending upon the holding period of the Non-Qualified Option Shares. To qualify for long-term capital gain treatment, the Non-Qualified Option Shares must have been held for more than 12 months. The maximum federal income tax rate applicable to individuals for long-term capital gain is currently 28%. If, upon disposition, the optionee receives an amount that is less than the fair market value of the Non-Qualified Option Shares on the exercise date, the loss will generally be treated as a long or short-term capital loss, depending upon the holding period of such Non-Qualified Option Shares.

TERMINATION OF OPTIONS

         While not expressly set forth under the terms of the 1996 Plan, it is contemplated that the unexercised portion of an Option will terminate shortly following the Optionee's termination of employment or status as a director unless his employment or status terminates due to his death or disability, in which case the termination date of the Option generally will be extended for 12 months.

SHARES OF COMMON STOCK SUBJECT TO THE 1996 PLAN

         The 1996 Plan authorizes the granting of Non-Qualified Stock Options to optionees to purchase Common Stock. A total of Four Hundred and Fifty Thousand (450,000) shares of Common Stock (subject to certain adjustments discussed below) have been reserved for sale upon the exercise of Non-Qualified Stock
Options granted under the 1996 Plan. As of April 20, 1997, Non-Qualified Stock Options for 320,000 shares had been granted under the 1996 Plan. If a Non-Qualified Stock Option expires fully or partially unexercised,

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                                                        17
the shares then subject to such Option are available for later grant. In the event of a change in the number of shares outstanding as a result of a declaration of a stock dividend or any recapitalization resulting in a stock split-up (including if Proposal 3 regarding a forward split is approved by the requisite shareholders), combination or exchange of shares, there shall be a proportionate adjustment in the shares available for grant and the shares subject to outstanding Options.

PAYMENT OF EXERCISE PRICE

         Unless further limited in any Non-Qualified Stock Option, the exercise price shall be paid solely in cash, or by check, or, if either expressly permitted by the terms of the Option, or otherwise permitted by the Board of Directors in its sole discretion at the time of exercise, in whole or in part by delivery of shares of Common Stock which will be deemed payment of all or a portion of the exercise price in an amount equal to the fair market value of such delivered shares.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.




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



            PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
             TO EFFECT A FORWARD SPLIT OF THE COMPANY'S COMMON STOCK
                                  (PROPOSAL 3)


SUMMARY DESCRIPTION OF THE PROPOSAL

         At the Annual Meeting, the shareholders of the Company will consider and vote upon the adoption of a proposal to amend the Company's articles of incorporation to provide that each share of Common Stock be subdivided into two shares of Common Stock. Such exchange will produce what is commonly known as a "forward split."

         The proposed forward split will have the effect of causing those who are shareholders as of June ___, 1997 (the date of the Annual Meeting, which will be the "Effective Date" of the forward split if Proposal 3 is approved by the shareholders) to receive one additional share of Common Stock for each share of the Common Stock of the Company owned on that date. A copy of the proposed amendment is attached hereto as Exhibit B.

         As of April 20, 1997, there were 1,635,312 shares of Common Stock issued and outstanding, held by approximately _______ shareholders. Immediately following the Effective Date, and assuming no change in the number of issued and outstanding shares of Common Stock, there would be 3,270,624 shares of Common Stock outstanding held by ____________ shareholders.

         Assuming the presence of a quorum, the affirmative vote of the holders of a two-thirds of the outstanding shares of Common Stock entitled to vote thereon is necessary in order to approve the forward split. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be voted in favor of such approval. The Controlling Shareholder has informed the Company of its intention to vote its shares in favor of this proposal.

PRINCIPAL REASONS FOR AND EFFECTS OF THE FORWARD SPLIT

         Management believes that increasing the number of shares of Common Stock held by each shareholder will promote liquidity in the Company's Common Stock by (a) increasing the shares of Common Stock available in the public "float" and (b) encouraging holders of relatively small lots of Common Stock to trade some of those shares in the public market. Management believes that many of the Company's current shareholders acquired relatively small holdings in the Company which they have held for investment over the long term, and that they are unwilling to sell such shares of Common Stock constituting their initial investment. By increasing the number of such shares of Common Stock such shareholders hold, Management hopes that they will be more amenable to trade a portion of their holdings, increasing the number of shares of Common Stock available in the market to be purchased by new investors. In this manner, the Company hopes that the public market for the Company's Common Stock will become more liquid.

         Since all shareholders will be affected, the forward split will not cause a dilution of the percentage of aggregate equity ownership, voting rights, earnings or net book value of shareholders. The per share earnings and net book value of the Company's Common Stock will be reduced, since there will be more shares of Common Stock outstanding. However, the Board of Directors does not believe that the reduction in per share earnings and net book value will adversely affect the market price of the Common Stock as the Board of Directors believes that the increased liquidity of the Common Stock resulting from the increased public float will more than offset any negative impacts resulting from the above mentioned reductions. There can be no assurances, however, that any of the hoped for effects will occur.

         The forward split will increase the number of shares of Common Stock issuable upon exercise of outstanding options, warrants or similar rights. As of April 20, 1997, there were 600,000 shares of Common Stock reserved for issuance upon exercise of options. If the forward split is approved, an additional 600,000 shares of Common Stock will be required to be reserved for this purpose.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.




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



                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                  (PROPOSAL 4)

         The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1997. The Company is advised that no member of Coopers & Lybrand L.L.P. has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries or, during the past three years, has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         Weaver and Tidwell, L.L.P. ("Weaver and Tidwell") served as the independent auditors of the Company for the fiscal years ended December 31, 1995 and 1996 and until April 18, 1997. During the past two fiscal years and through and including April 18, 1997, there have been no disagreements between the Company and Weaver and Tidwell on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Weaver and Tidwell, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Further, the audit reports of Weaver and Tidwell on the financial statements as of and for the years ended December 31, 1995 and 1996, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         The Company requested that Weaver and Tidwell furnish a letter addressed to the SEC stating that it agreed with the above statements relating to Weaver and Tidwell. A copy of such letter dated April 25, 1997, was filed as
Exhibit 16.1 to the Company's Form 8-K, dated April 25, 1997.

         A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

         While shareholder ratification is not required for the selection of Coopers & Lybrand L.L.P. since the Board of Directors has the responsibility for the selection of the Company's independent auditors, the selection is being submitted for ratification at the Annual Meeting with a view toward soliciting the shareholder's opinion thereon, which opinion will be taken into consideration in future deliberations. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting in person or represented by proxy and entitled to vote thereon is necessary in order to ratify the selection of Coopers & Lybrand L.L.P. as independent auditors. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be voted in favor of such approval. The Controlling Shareholder has informed the Company of its intention to vote its shares in favor of this proposal. As a consequence of this, the ratification of the election of Coopers & Lybrand L.L.P. as independent auditors will be effected.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.


                                 OTHER BUSINESS
                                  (PROPOSAL 5)

         The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.


                              STOCKHOLDER PROPOSALS

PROPOSALS FOR 1998 ANNUAL MEETING

         Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock of the Company intended to be presented to the Annual Meeting of Stockholders of the Company to be held in 1998 must be received by the Company, addressed to M. Ted Dillard, President and Principal Financial Officer, 12801 N. Central Expwy., Suite 350, Dallas, TX 75243, no later than February ___, 1998 to be included in the Company's proxy statement and form of proxy relating to that meeting.

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



         With respect to business to be brought before the Annual Meeting, the Company has not received any notices from shareholders that the Company is required to include in this Proxy Statement.


                                     GENERAL

         The information contained in this Proxy Statement in the sections entitled "Executive Compensation -- Report From the Board of Directors Regarding Executive Compensation" and "Comparative Total Returns" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the 1933 Act, or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the 1933 Act or the Exchange Act.

                                       By Order of the Board of Directors,

                                       M. TED DILLARD


                 Secretary

Dallas, Texas



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR SHARES TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


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                                                        21

                                    EXHIBIT A

                      DIVERSIFIED CORPORATE RESOURCES, INC.

            AMENDED AND RESTATED 1996 NONQUALIFIED STOCK OPTION PLAN


                       ARTICLE I. GENERAL PURPOSE OF PLAN

         The name of this plan is the Amended and Restated 1996 Nonqualified Stock Option Plan (the "Plan") of Diversified Corporate Resources, Inc., a Texas corporation (the "Company"), which amends and restates the Diversified Corporate Resources, Inc. 1996 Nonqualified Stock Option Plan in its entirety. The purpose of the Plan is to enable the Company, to obtain and retain the services of the types of employees and officers who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

                             ARTICLE II. DEFINITIONS

         For purposes of the Plan, the following terms shall be defined as set forth below:

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

         "COMMITTEE" means the Compensation Committee of the Company or, in the absence of a Compensation Committee, a committee composed of one or more officers of the Company as selected from time to time by the Board of Directors of the Company.

         "COMPANY" means Diversified Corporate Resources, Inc. (or any successor business entity) and all of its subsidiaries.

         "DATE OF GRANT" means the date on which the Board of Directors adopts a resolution expressly granting a Stock Option to a Participant.

         "ELIGIBLE PERSON" means any person who is a key employee (including officers) of the Company or entity which is the parent of, or a subsidiary of, the Company or a director of the Company.

         "EXERCISE PRICE" means the price at which the Shares subject to a Stock Option may be purchased.

         "PARTICIPANT" means any Eligible Person selected by the Board of Directors to receive grants of Stock Options.

         "PLAN" means the Company's Amended and Restated 1996 Nonqualified Stock Option Plan.

         "RETIREMENT" means retirement from active employment with the Company, or any parent or subsidiary of the Company.

         "SHARES" means shares of Common Stock of the Company.

         "STOCK OPTION" means any option to purchase Shares granted pursuant to the Plan.

                           ARTICLE III. ADMINISTRATION

         SECTION 3.1  THE ADMINISTRATOR.

                  a. The Plan shall be administered by the Committee.

                  b. Only the Committee shall have the power and authority to grant Stock Options to Eligible Persons, pursuant to the terms of the Plan. The Committee shall determine (i) those Eligible Persons to whom Stock Options are to be granted, (ii) the number of Shares to be made subject to each

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                                                        A-1

         Stock Option, and (iii) the terms and conditions of each Stock Option, including, without limitation, the exercise price and the medium of payment.

                  c. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

                     ARTICLE IV. SHARES SUBJECT TO THE PLAN

         SECTION 4.1 SHARES SUBJECT TO THE PLAN. Subject to adjustment as herein provided, the total number of Shares reserved and available for issuance under the Plan shall be 450,000 Shares which shall consist, in whole or in part, of authorized and unissued shares of Common Stock of the Company.

         SECTION 4.2 UNEXERCISED SHARE OPTIONS. To the extent that any Stock Options expire or are otherwise terminated without being exercised, the Shares underlying such Stock Options shall again be available for issuance in connection with future Stock Options granted under the Plan.

                             ARTICLE V. ELIGIBILITY

         All persons who are Eligible Persons shall be eligible to be granted Stock Options hereunder subject to the limitations set forth in this Plan.

                            ARTICLE VI. STOCK OPTIONS

         SECTION 6.1 GENERAL. The Plan provides for the grant of Stock Options to Eligible Persons selected by the Committee for participation in the Plan. Each grant of Stock Options pursuant to the Plan shall be evidenced by a Stock Option agreement between the Participant and the Company in the form from time to time adopted by the Committee and containing such terms and conditions which the Committee deems appropriate. The provisions of the various Stock Option agreements entered into under the Plan need not be identical.

         SECTION 6.2 TERMS AND CONDITIONS OF THE STOCK OPTIONS. Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

                  a. NUMBER OF SHARES. Each Stock Option agreement shall state the number of Shares which may be purchased upon exercise of the Stock Option.

                  b. EXERCISE PRICE. Each Stock Option agreement shall state the Exercise Price.

                  c. MEDIUM AND TIME OF PAYMENT. To the extent permitted under the Texas law, as currently in effect, the Exercise Price shall be paid in full, at the time of exercise, in cash or, with the approval of the Committee, in Shares which have a fair market value equal to the Exercise Price or in a combination of cash and such Shares.

                  d. RESTRICTIONS ON TRANSFER OF SHARES. Each Stock Option agreement may contain such restrictions on the transfer of Shares sold under the Plan as the Committee may determine, including, without limitation, rights of repurchase and rights of first refusal.

                  e. TERM AND EXERCISE OF STOCK OPTION. Stock Options shall be exercisable over the exercise period at the times the Committee may determine, as reflected in the related Stock Option agreements. The exercise period of any Stock Option shall not exceed ten (10) years from the Date of Grant. The exercise period shall be subject to earlier termination as provided in this Plan. A Stock Option may be exercised, as to any or all full Shares as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company.

                            ARTICLE VII. ADJUSTMENTS

         SECTION 7.1  EFFECT OF CERTAIN CHANGES.

                  a. If there is any change in the number of Shares outstanding through the distribution of Shares or through a recapitalization resulting in Share splits or combinations or exchanges of the Shares outstanding, (i) the number of Shares covered by Stock Options outstanding; (ii) the number of Shares

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                                                        A-2
         reserved and available for issuance under the Plan; and (iii) the Exercise Price in effect prior to such change shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of Shares issued; provided, that any fractional Shares resulting from the adjustment shall be eliminated.

                  b. In the event of the proposed  dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "liquidating event"), the Committee may provide that the holder of any Stock Option then exercisable shall have the right to exercise such Stock Option subsequent to the liquidating event, at the price provided in the Stock Option agreement, for the total number of Shares to which the Stock Option relates (less the number of Shares, if any, previously purchased pursuant to the Plan), and for the balance of its term, solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such liquidating event by a holder of the number of Shares for or with respect to which such Stock Option might have been exercised immediately prior to such liquidating event; or the Committee may provide, in the alternative, that each Stock Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant and if such notice is given, each Participant shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Stock Option as to all or any part of the Shares covered thereby, on the condition, however, that the liquidating event actually occurs; and if the liquidating event actually occurs, such exercise shall be deemed effective (and, if applicable, the Participant shall be deemed a shareholder with respect to Stock Options exercised immediately preceding the occurrence of the liquidating event) on the date of record for stockholders entitled to share in such liquidating event, if a record date is set.

                  c. Each Stock Option outstanding shall terminate upon (i) a merger or consolidation in which the Company is not the surviving entity, or (ii) a sale or transfer of all or substantially all of the capital stock or assets of the Company to any entity or person that is not a parent or subsidiary and the Company is not the surviving entity ((i) and (ii) shall be collectively referred to as a "Change of Control") provided that (A) each Participant to whom no Stock Options have been tendered by the surviving entity pursuant to the terms of item (B) immediately below shall have the right, exercisable during a ten-day period ending on the fifth business day prior to such Change of Control in which the Company is not the surviving entity, to exercise his or her Stock Option in whole or in part with respect to the total number of Shares to which the Stock Option relates (less the number of Shares, if any, previously purchased pursuant to the Plan), on the condition, however, that the Change of Control is actually effected; and if the Change of Control is actually effected, such exercise shall be deemed effective (and, if applicable, the Participant shall be deemed a stockholder with respect to the Stock Option exercised) immediately preceding the effective time of such Change of Control (on the date of record for stockholders entitled to share in the securities or property distributed in such Change of Control, if a record date is set); and (B) in its sole and absolute discretion, the surviving entity may, but shall not be obligated to, tender to any Participant share options with respect to the surviving entity, and such new share options shall contain such terms and provisions as shall substantially preserve the rights and benefits of any Stock Options then outstanding under the Plan. Notwithstanding the foregoing, in the event of a Change of Control in which the Company is not the surviving entity, the Committee shall have the right in its sole discretion to pay to each Participant possessing unexercised Stock Options, as soon as practicable following consummation of such Change of Control, an amount equal to the fair market value of all Shares purchasable (without regard to vesting provisions) under the unexercised Stock Options less the Exercise Price of such unexercised Stock Options (the "Net Value").

                  If the Committee elects to pay each Participant the Net Value rather than grant the Participants the rights described in this Section 7.1(c), the Participants shall not be entitled to prior notice of such Change of Control. Upon payment of the Net Value, all Stock Options outstanding under this Plan shall be null and void and the Participants shall have no further rights thereunder. The Company shall have the right to withhold all applicable taxes from the Net Value prior to making payment to the Participants.

                  d. Section 7.1(c) shall not apply to a Change of Control in which the Company is the surviving entity.

                  e. The determination as to which party to a Change of Control is the "surviving entity" shall be made by the Board of Directors.


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                                                        A-3

                  f. In the event of a change in the Shares of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "Shares" within the meaning of the Plan.

                  g. To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                  h. Except as hereinbefore expressly provided in this Article VII, no Participant shall have any rights by reason of any subdivision or consolidation of Shares or the payment of any dividend or any other increase or decrease in the number of Shares of any class or by reason of any liquidating event, Change of Control of assets or equity securities of another equity, or any other issue by the Company of shares of any class, or securities convertible into shares of any class; and except as provided in this Article VII, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Stock Options. The grant of a Stock Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to effect a Change of Control or to dissolve, liquidate or sell, or transfer all of part of its business or assets.

                  i. Except as specifically provided in this Article VII, a Participant or a transferee of a Stock Option shall have no rights as a stockholder with respect to any Shares covered by the Stock Options until the date of the issuance of a Share certificate to him or her for such Shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Share certificate is issued, except as herein provided.

                     ARTICLE VIII. AMENDMENT AND TERMINATION

         The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of the Participant under any Stock Option theretofore granted without such Participant's consent, or which without the approval of the shareholders would (a) except as provided in Article VII, materially increase the total number of Shares reserved for the purposes of the Plan, (b) materially increase the benefits accruing to Participants or Eligible Persons under the Plan, or (c) materially modify the requirements for eligibility under the Plan.

         The Board of Directors may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to the terms of the Plan, no such amendment shall impair the rights of any holder without his or her consent.

                         ARTICLE IX. GENERAL PROVISIONS

         SECTION 9.1  GENERAL PROVISIONS.

                  a. The Committee may require each person purchasing Shares pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                  b. All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable.

         SECTION 9.2 OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific areas.

         SECTION 9.3 TERMINATION OF EMPLOYMENT. Except as herein provided or in any Stock Option agreement, no Stock Option may be exercised unless the Participant is then in the employ of the Company, or any parent or any subsidiary of the Company, and unless he or she has remained continuously so employed since the Date of Grant. If the employment or services of a Participant shall terminate, unless otherwise provided in

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



the Stock Option agreement, all Stock Options previously granted to the Participant shall terminate on the date notice is given or received regarding such termination. Nothing in the Plan or in any Stock Option granted pursuant to the Plan shall confer upon an employee any right to continue in the employ of the Company, or any parent or any subsidiary of the Company, or interfere in any way with the right of the Company to terminate such employment at any time.

         SECTION 9.4 NONTRANSFERABILITY OF STOCK OPTIONS. Stock Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Stock Options may be exercised, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative.

         SECTION 9.5 REGULATORY MATTERS. Each Stock Option agreement shall provide that no shares shall be purchased or sold thereunder unless and until
(a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.

         SECTION 9.6 DELIVERY. Upon exercise of a Stock Option granted under this Plan, the Company shall issue a Share certificate on the date of exercise, which will be delivered to the Participant exercising the Stock Option as promptly as practicable thereafter.

         SECTION 9.7 OTHER PROVISIONS. The Stock Option agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of the Stock Option, as the Board of Directors may deem advisable.

                      ARTICLE X. EFFECTIVE DATE OF THE PLAN

         The Plan became effective as of December 27, 1996, the date as of which the Plan was adopted by the Board of Directors.

                            ARTICLE XI. TERM OF PLAN

         No Stock Option shall be granted pursuant to the Plan after December 27, 2006 but Stock Options theretofore granted may extend beyond that date.


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


             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    OF DIVERSIFIED CORPORATE RESOURCES, INC.


         Pursuant to the provisions of Article 4.04(A) of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     ARTICLE  ONE.  The  name  of  the  corporation  is  Diversified   Corporate
Resources, Inc.

     ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on June ___, 1997:

     Article Four of the Articles of Incorporation is hereby amended so as to read as follows:

                                  ARTICLE FOUR

                  The aggregate number of shares which the corporation shall have the authority to issue is TEN MILLION (10,000,000) of a par value of TEN CENTS ($0.10) each.

                  Each share of Common Stock of the Corporation, $.10 par value, issued and outstanding immediately prior to the time this Amendment becomes effective shall be and hereby are automatically reclassified and changed without any further action into two (2) fully paid and non-assessable shares of Common Stock of the Corporation, $.10 par value, without decreasing the amount of stated capital of the Corporation and as a result thereof, the Corporation shall have issued and outstanding, upon the effective date of this Amendment, ______________ shares of Common Stock, $.10 par value. No fractional shares of Common Stock of the Corporation shall be issued or outstanding.

     ARTICLE THREE. The number of shares of the Corporation outstanding at the time of such adoption was _________; and the number of shares entitled to vote thereon was ______________.

     ARTICLE  FOUR.   The  number  of  shares  voted  for  such   amendment  was
______________,  and the  number of shares  voted  against  such  amendment  was
_______________.

         DATED the _____ day of June, 1997.

                                           DIVERSIFIED CORPORATE RESOURCES, INC.


                                           By:__________________________


                                           By:__________________________


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


THE STATE OF TEXAS

COUNTY OF DALLAS

         Before me, a notary public, on this day personally appeared _________________, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         Given under my hand and seal of office this _____ day of June, 1997.


                                   _______________________________________
                                   Notary Public, State of Texas
                                   Printed Name:__________________________
                                   My Commission Expires:_________________

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                                                        B-2

                      DIVERSIFIED CORPORATE RESOURCES, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JUNE ___, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints J. Michael Moore and M. Ted Dillard, or either of them, with full power of substitution, as Proxies to vote all stock of Diversified Corporate Resources, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held in Dallas, Texas on June _____, 1997 upon such business as may properly come before the meeting or any adjournment thereof, including the following items as set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.


1. Proposal to elect as Directors of the Company the following persons to hold office until the next annual election of Directors by shareholders or until their successors have been duly elected and qualified.

         [ ]   FOR all nominees listed
               (except as marked below to the contrary)

         [ ]   WITHHOLD AUTHORITY to vote for all nominees listed

         J. Michael Moore                   Donald A. Bailey
         M. Ted Dillard             Samuel E. Hunter

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)




         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

2. Approval and adoption f the Company's Amended and Restated 1996 Nonqualified Stock Option Plan.

         [ ]      FOR          [ ]      AGAINST            [ ]      ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE DIVERSIFIED CORPORATE RESOURCES, INC. AMENDED AND RESTATED 1996 NONQUALIFIED STOCK OPTION PLAN.




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


3. Proposal to amend the Company's articles of incorporation to effect a forward split of the Company's common stock, $.10 par value per share.

         [ ]      FOR         [ ]      AGAINST             [ ]      ABSTAIN


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FORWARD SPLIT OF THE COMPANY'S COMMON STOCK, $.10 PAR VALUE PER SHARE.

4. Proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the 1997 fiscal year.

         [ ]      FOR         [ ]      AGAINST             [ ]      ABSTAIN


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR THE 1997 FISCAL YEAR.

5. In their discretion, the Proxies are authorized to vote upon such other matters and business as may properly come before the meeting.

         Your signature(s) on this proxy form should be exactly as your name or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Dated:______________, 1997.
                                                        Signature


                                                        Signature

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1, 2, 3, AND 4.


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